UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a -12

CYOP SYSTEMS INTERNATIONAL INCORPORATED
(Name of Registrant as Specified In Its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	4)	Title of each class of securities to which transaction applies:
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	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	4)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
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	4)	Date Filed:

CYOP SYSTEMS
INTERNATIONAL INCORPORATED
Unit A, 1022 6th Street
Hermosa Beach, California 90253

Dear Shareholder:

          We cordially invite you to attend a Special Meeting of Shareholders, to be held on, March 28, 2006 at the offices of Richardson & Patel LLP located at 10900 Wilshire Boulevard, Suite 500, California 90024, commencing at 11:00 a.m. We look forward to greeting those of you who are able to attend.

          Enclosed is our notice of the special meeting, proxy statement and proxy card. We encourage you to read carefully all of the enclosed information.

          At the special meeting, we will be asking you to approve an increase in the number of authorized shares of our common stock from 500,000,000 to 1,000,000,000, as described more fully in the enclosed proxy statement. For the reasons set forth in the proxy statement, our Board of Directors recommends that you vote “FOR” the proposal described above.

          Whether or not you plan to attend the special meeting, it is important that your shares be represented and voted. Accordingly, please read the enclosed material and mark, date, sign and return the enclosed proxy card at your earliest convenience. If you attend the special meeting, you may revoke your proxy by requesting the right to vote in person.

Sincerely,

/s/ Mitch White
MITCH WHITE

Chief Executive Officer

March 10, 2006

CYOP SYSTEMS
INTERNATIONAL INCORPORATED
Unit A, 1022 6th Street
Hermosa Beach, California 90253

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

          A Special Meeting of Shareholders of CYOP Systems International, Incorporated (“Company”) will be held at 11:00 a.m., on Tuesday, March 28, 2006 at the offices of Richardson & Patel LLP located at 10900 Wilshire Boulevard, Suite 500, California 90024. The special meeting is being held to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000.

          Shareholders of record at the close of business on January 30, 2006, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting.

     The enclosed proxy card and proxy statement are being sent to you along with this notice.

By order of the Board of Directors,

/s/ Mitch White
MITCH WHITE

Chief Executive Officer

Newport Beach, California

March 10, 2006

YOUR VOTE IS IMPORTANT.

PLEASE MARK, DATE, SIGN, AND RETURN YOUR PROXY CARD.

CYOP SYSTEMS
INTERNATIONAL INCORPORATED
PROXY STATEMENT
FOR THE
SPECIAL MEETING OF SHAREHOLDERS
To Be Held On March 28, 2006

INFORMATION ABOUT SOLICITATION AND VOTING

General

          This proxy statement is provided in connection with the solicitation of proxies by the Board of Directors of CYOP Systems International, Inc. (“CYOP” or the “Company”) for a Special Meeting of Shareholders to be held at 11:00 a.m., on Tuesday, March 28, 2006 at the offices of Richardson & Patel LLP located at 10900 Wilshire Boulevard, Suite 500, California 90024, and at any adjournment or postponement thereof (the “Meeting”). This proxy statement and the accompanying proxy card are expected to be mailed on or about March 10, 2006 to all stockholders entitled to vote at the Meeting.

          CYOP’s Board of Directors (the “Board of Directors” or the “Board”) is soliciting proxies to approve an amendment to CYOP’s Articles of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000.

Stockholders Entitled to Vote

          At the close of business on January 30, 2006, the record date for the Meeting, there were outstanding and entitled to vote 333,498,160 shares of the Company’s Common Stock, $0.0002 par value per share (the “Common Stock”). Only stockholders of record at the close of business on January 30, 2006 are entitled to vote at the Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the Meeting.

Quorum and Voting

          The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum. Assuming the presence of a quorum, the proposed amendment to our Articles of Incorporation must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock. All other actions considered at the Meeting, including an adjournment, may be taken upon the favorable vote of a majority of the votes present in person or represented by proxy at the Meeting. Shares of Common Stock represented in person or by proxy (including “broker non-votes” (as defined below) and shares that abstain or do not vote with respect to the matter to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the Meeting will be adjourned until a quorum is obtained.

Voting Shares Held in Street Name

          If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Even if you do not give your broker instructions as to how to vote on the proposal described in this proxy statement, your broker may be entitled to use its discretion in voting your shares in accordance with industry practice.

          If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Meeting. To be able to vote your shares held in street name at the Meeting, you will need to obtain a proxy card from the holder of record.

Broker Non-Votes

          If your shares are held in street name, your bank or brokerage firm will be prohibited under applicable regulations from using its discretion to vote your shares on the proposal. If your broker instructs us that you have not provided instructions on how to vote on the proposal, your shares will be treated as “broker non-votes.”

Vote Required

          The affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date is needed to approve the amendment of our Articles of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000. Abstentions will have the effect of a negative vote on this proposal. For shares held in street name, broker non-votes will also have the effect of a negative vote on this proposal.

Revocability of Proxies

          A stockholder who returns a proxy card may revoke it at any time before the stockholder’s shares are voted at the Meeting by written notice to the Secretary of the Company received prior to the Meeting, by executing and returning a later-dated proxy, or by voting by ballot at the Meeting.

Householding of Special Meeting Materials

          Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you contact us at Unit A, 1022 6th Street Hermosa Beach, California 90253 or (310) 691-2585. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

          Our Board of Directors has approved and is submitting to our stockholders a proposal to increase the number of authorized shares of common stock of the Company from 500,000,000 to 1,000,000,000.

Purpose and Effect of the Increase in Authorized Shares of Common Stock

          On January 27, 2006, our Board of Directors approved an amendment to our Articles of Incorporation (the “Amendment”) to increase the aggregate number of shares of common stock that we are authorized to issue from 500,000,000 to 1,000,000,000. The text of the Amendment is attached to this proxy statement as Appendix A. If approved by our stockholders, the Amendment will become effective upon the filing of a Certificate of Amendment with the Nevada Secretary of State. The Amendment would increase the number of shares of common stock available for issuance, but would have no effect upon the terms of the common stock or rights of holders of the common stock. As of January 30, 2006, the Company had 333,498,160 shares of common stock outstanding and approximately 166,501840 shares committed for future issuance upon the exercise of outstanding stock options, warrants, and convertible securities. Based on the foregoing information, the Company currently has no shares remaining for other purposes.

          Our Board of Directors believes that it is in the best interest of the Company and its stockholders to have additional shares of common stock authorized and available for issuance or reservation on an as-needed basis without the delay or expense of seeking stockholder approval (unless required by law or any applicable then existing listing requirements). Although we do not have any current plans to take any action to issue any material amount of shares of common stock (other than upon the exercise of outstanding options, warrants, convertible notes and other convertible securities), additional shares may be (i) sold and issued in a public or private offering that would be used to provide the Company with capital necessary to further develop its core businesses or to pursue strategic opportunities, (ii) used as currency to complete acquisitions, (iii) used for issuance in connection with our stock option plans, and (iv) used to pursue joint ventures, stock splits, stock dividends or other corporate purposes that may be identified in the future by the Board of Directors. In any such event, the ability of the Board to take appropriate action without delay would be severely hampered unless the number of authorized but unissued shares of common stock is adequate to meet the Company’s needs. If the Amendment is adopted by our stockholders, our Board of Directors will have authority to issue shares of common stock in most cases without the necessity of further stockholder action.

          Although the increase in the authorized number of shares of common stock will not, in and of itself, have any immediate effect on the rights of our stockholders, any future issuance of additional shares of common stock, while providing desired flexibility in connection with possible financings, acquisitions and other corporate purposes, could affect our stockholders in a number of respects, including by diluting the voting power of the current holders of our common stock, and by diluting the earnings per share and book value per share of outstanding shares of our common stock at such time. In addition, the issuance of additional shares could adversely affect the market price of our common stock. Moreover, if we issue securities convertible into common stock or other securities that have rights, preferences and privileges senior to those of our common stock, the holders of our common stock may suffer significant dilution.

Potential Anti-Takeover Effects of the Increase in Authorized Common Stock

          We have no present intention to use the increased authorized common stock for anti-takeover purposes, nor is this proposal being made in response to any effort by any person or group to accumulate our stock or to obtain control of the Company by any means. The proposed increased authorized common stock is not intended to have any anti-takeover effect.

          The issuance of additional shares of common stock, however, would increase the number of shares necessary to acquire control of the Company’s Board of Directors or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving the Company. Issuance of additional shares unrelated to any takeover attempt could also have these effects. Moreover, the Company could use authorized but unissued shares of common stock to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, shares of the common stock could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid or issue shares to a holder which would, thereafter, have sufficient voting power to assure that any proposal to amend or repeal the By-Laws or certain provisions of the Articles of Incorporation would receive the requisite vote. Management has no current intent to propose anti-takeover measures in future proxy solicitations.

No Change in Business

          The Amendment will effect a change in the number of authorized shares of our common stock. However, the Amendment will not result in any change in our business, assets, liabilities or net worth (other than as a result of the costs incident to the Amendment, which are immaterial). Our management, including all directors and officers, will remain the same after the Amendment.

          Upon the effective date of the Amendment, the number of authorized shares of the Company’s common stock will increase from 500,000,000 shares to 1,000,000,000 shares. Stockholders need not exchange their existing stock certificates.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO CYOP’S ARTICLES OF INCORPORATION THAT WILL INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 TO 1,000,000,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of January 30, 2006, information with respect to the securities holdings of all persons which the Company, pursuant to filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owners of more than five percent (5%) of the Company’s outstanding common stock. The following table also sets forth, as of such date, the beneficial ownership of the Company’s common stock by all officers and directors, individually and as a group. Unless otherwise indicated, the address of each person listed below is c/o CYOP Systems International Incorporated, Unit A, 1022 6th Street Hermosa Beach, California 90253.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Common Stock Outstanding
Mitch White(2)(3)	76,100,000	22.8%
Michael Ozerkevich	2,000,000	*
Randy Peterson	2,000,000	*
Andrea Carley	800,000	*

All officers and directors as a group	80,900,000	24.3%

* Less than one percent (1%) of the outstanding common stock.

(1)      The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Securities Exchange Act of 1934 and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within sixty (60) days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 333,498,160 shares of common stock outstanding as of January 30, 2006.

(2)      Includes 49,100,000 shares held by Pacific Rim Consulting. The address of Pacific Rim Consulting is 3076 Sir Francis Drake Highway, Box 3463 Road Town, Tortola, B.V.I. Mitch White is the person with voting and investment power of shares held by Pacific Rim Consulting.

(3)      Includes 20,000,000 shares held by Greenday, Inc. The address for Greenday, Inc. is 3076 Sir Francis Drake Highway, Box 3463 Road Town, Tortola, B.V.I. Mitch White is the person with voting and investment power of shares held by Greenday, Inc.

OTHER MATTERS

Stockholder Proposals

          If you are interested in submitting a proposal for inclusion in the proxy statement for the Company’s next annual meeting, you will need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive your stockholder proposal intended for inclusion in the proxy statement for the 2006 Annual Meeting of Stockholders at our principal corporate offices in Hermosa Beach, California no later than 120 days before next year’s annual meeting.

          Pursuant to Rule 14a-4(c) of the Exchange Act, if a stockholder who intends to present a proposal at the 2006 annual meeting does not notify us of such proposal on or prior to 45 days before the mailing of proxies, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the 2006 annual meeting, even though there is no discussion of the proposal in the 2006 proxy statement.

          Any proposals or notices should be sent to:

          CYOP Systems International Incorporated

          Unit A, 1022 6th Street

          Hermosa Beach, California 90253

          Attn: Corporate Secretary

Solicitation Expenses

          The Company will bear the costs of solicitation of proxies. Solicitation will be made primarily by mail, but directors, officers and employees of the Company may solicit proxies in person or by telephone or telecopy without special compensation for such activities. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares of our common stock they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Other Business

          Our Board of Directors does not know of any matters which will be brought before the special meeting other than those matters specifically set forth in the notice of the Special Meeting of Stockholders. However, if any other matter properly comes before the special meeting, it is intended that the persons named in the enclosed proxy card, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgment.

Appendix A

STATE of NEVADA
CERTIFICATE of AMENDMENT
TO THE ARTICLES OF INCORPORATION of
CYOP SYSTEMS INTERNATIONAL INCORPORATED

☐ First: The Board of Directors of CYOP Systems International Incorporated, a Nevada corporation (the “Corporation”), duly adopted resolutions setting forth the proposed amendment to the Articles of Incorporation (the “Certificate”) of said Corporation. The resolutions setting forth the amendment are substantially as follows:

NOW, THEREFORE, BE IT RESOLVED, that Article Four of the Corporation’s Articles of Incorporation be amended and restated in its entirety to read as follows:

          ARTICLE 4. [CAPITAL STOCK] The corporation shall have the authority to issue an aggregate ONE BILLION (1,000,000,000) shares of voting common stock, par value $0.00002 per share. The common shares of this corporation are non-assessable. The board of directors has the authority to prescribe, by resolution, the classes, series, number of each class and series, voting powers, designations, preferences, limitations, restrictions and relative rights of each class and series of stock;

☐ Second: That pursuant to the provisions of the Nevada Revised Statutes, a majority of the shareholders holding __________ shares of the ________ shares outstanding of CYOP SYSTEMS INTERNATIONAL INCORPORATED gave their written consent to the adoption of the Amendment to Article Four of the Articles of Incorporation as follows:

          ARTICLE 4. [CAPITAL STOCK] The corporation shall have the authority to issue an aggregate ONE BILLION (1,000,000,000) shares of voting common stock, par value $0.00002 per share. The common shares of this corporation are non-assessable. The board of directors has the authority to prescribe, by resolution, the classes, series, number of each class and series, voting powers, designations, preferences, limitations, restrictions and relative rights of each class and series of stock;

          IN WITNESS WHEREOF, the undersigned Corporation has caused this Amendment to Articles of Incorporation to be signed by duly authorized officers as of March __, 2006.

CYOP SYSTEMS INTERNATIONAL INCORPORATED

By:
Mitch White, Chief Executive Officer

By:
Andrea Carley, Secretary

PROXY

CYOP SYSTEMS INTERNATIONAL, INC.

Unit A, 1022 6th Street
Hermosa Beach, California 90253

Proxy Solicited by the Board of Directors
of CYOP Systems International, Inc.
for the Special Meeting of Stockholders
to be held on March 28, 2006

          The undersigned hereby appoints as proxies Mitch White and Canon Bryan, and each of them or such other persons as the Board of Directors of CYOP Systems International, Inc. (the “Company”) may designate, with full power of substitution. The undersigned hereby authorizes the above-appointed proxies to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on January 30, 2006 at the Special Meeting of Stockholders to be held at 11:00 a.m., on Tuesday, March 28, 2006 at the offices of Richardson & Patel LLP, located at 10900 Wilshire Blvd., Suite 500, Los Angeles, California, and any adjournments or postponements thereof.

          This proxy when properly executed will be voted as directed. If no direction is given, the proxy will be voted FOR the proposal, and in accordance with the proxy holders’ discretion respecting any other matters as may properly come before the meeting. Please mark, date, sign and return this proxy card promptly.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

CYOP Systems International, Inc.
c/o Nevada Agency and Trust Company
Suite 880, Bank of America Plaza
50 West Liberty Street
Reno, Nevada 89501

☒      Please mark votes as in this example.

1.       To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 500,000,000 to 1,000,000,000 shares

For	Against	Abstain
☐	☐	☐

Mark here for address change and note at left ☐

Mark here if you plan to attend the meeting ☐

Signature

Signature

Date

Please sign this Proxy exactly as your name appears on this card. Joint owners should each sign personally. If you are signing as a representative of the named stockholder (e.g. as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity), you should indicate your title or the capacity in which you sign.